Investors:	David Gennarelli,david.gennarelli@autodesk.com , 415-507-6033

Press:	Pam Pollace, pam.pollace@autodesk.com , 415-547-2441
Michael Cabot, michael.cabot@autodesk.com , 415-547-2439

AUTODESK REPORTS SECOND QUARTER FISCAL 2010 FINANCIAL RESULTS

SAN RAFAEL, Calif., August 13, 2009-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the second quarter of fiscal 2010.

•	Revenue was $415 million, a decrease of three percent sequentially and 33 percent compared to the second quarter of fiscal 2009.
•
GAAP diluted earnings per share were $0.05, compared to a GAAP diluted loss per share of $0.14 in the first quarter of fiscal 2010 and GAAP diluted earnings per share of $0.39 in the second quarter of fiscal 2009.

•
Non-GAAP diluted earnings per share were $0.24, compared to $0.18 per diluted share in the first quarter of fiscal 2010 and $0.56 per diluted share in the second quarter of fiscal 2009.  A reconciliation of the GAAP and non-GAAP results is provided in the tables within this press release.

“Revenue results for the quarter were in-line with our expectations and continue to reflect a challenging global business environment," said Carl Bass , Autodesk president and CEO.  “We are pleased with the progress we’ve made to increase our efficiency and reduce our overall cost structure and as a result, we increased our profitability on a sequential basis.”

Operational Overview
By geography, revenue in the Americas decreased 21 percent compared to the second quarter of fiscal 2009, to $159 million.  Americas revenue declined two percent sequentially.  EMEA revenue was $157 million, a decrease of 41 percent over the second quarter of fiscal 2009 as reported, and 32 percent on a constant currency basis. EMEA revenue declined six percent sequentially as reported.  Revenue in Asia Pacific was $99 million, a decrease of 34 percent over the second quarter of fiscal 2009 as reported and 35 percent on a constant currency basis.  Revenue from Asia Pacific increased three percent sequentially as reported.  Revenue from emerging economies was $63 million, a decrease of 45 percent compared to the second quarter of fiscal 2009, and a six percent sequential increase as reported.  Revenue from emerging economies represented 15 percent of total revenue.

Combined revenue from Autodesk's model-based 3D design solutions was $124 million, a decrease of 25 percent compared to the second quarter of fiscal 2009 and a two percent sequential increase.  Revenue from 2D horizontal and vertical products was $194 million, a decrease of 38 percent compared to the second quarter of fiscal 2009 and six percent sequentially. Combined revenue from AutoCAD and AutoCAD LT declined 39 percent compared to the second quarter last year and seven percent sequentially.

Autodesk posted quarterly sequential revenue growth in several areas including emerging economies, revenue from our manufacturing business segment, revenue in Asia Pacific, revenue from our model-based 3D design solutions and revenue from 3D animation software.  Autodesk has more than $1 billion in cash and investments and no debt.

“The current business environment and general business visibility remain challenging,” continued Bass.  “However, we are encouraged by sequential revenue growth we posted in several areas and are beginning to see some positive indicators in our business.”

Business Outlook
The following statements are forward-looking statements that are based on current expectations and which involve risks and uncertainties some of which are set forth below.

Third Quarter Fiscal 2010
Net revenue for the third quarter of fiscal 2010 is expected to be in the range of $400 million and $420 million. GAAP earnings per diluted share are expected to be in the range of $0.04 and $0.09. Non-GAAP earnings per diluted share are expected to be in the range of $0.18 and $0.23 and exclude $0.07 related to stock-based compensation expense, $0.05 for the amortization of acquisition related intangibles, and restructuring related charges of $0.02.

Update on Spend Reduction Initiatives
Based on the progress the company made in the first half of fiscal 2010 with its expense reduction initiatives, Autodesk now anticipates nearly $300 million in pre-tax cost savings in fiscal 2010 as compared to fiscal 2009.

Earnings Conference Call and Webcast
Autodesk will host its second quarter conference call today at 5:00 p.m. EDT. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of our website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call.  The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm EDT at http://www.autodesk.com/investors. This replay will be maintained on our website for at least twelve months.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding anticipated market and economic trends, cost savings, timing of certain charges and other statements regarding our expected strategies, market position, performance and results.  Other factors that could cause actual results to differ materially include the following:  general market, economic and business conditions, our performance in particular geographies, including emerging economies, the financial and business condition of our reseller and distribution channels, fluctuation in foreign currency exchange rates, failure to achieve planned cost reductions and productivity increases, slowing momentum in maintenance revenues, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, failure to achieve continued migration from 2D products to 3D products, difficulties encountered in integrating new or acquired businesses and technologies, the inability to identify and realize the anticipated benefits of acquisitions, unexpected fluctuations in our tax rate, the timing and degree of expected investments in growth opportunities, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance,  failure to achieve continued success in technology advancements, interruptions or terminations in the business of Autodesk consultants, and any unanticipated impact of accounting for acquisitions.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk’s reports on Form 10-K for the year ended January 31, 2009 and Form 10-Q for the quarter ended April 30, 2009, which are on file with the U.S. Securities and Exchange Commission.  Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk
Autodesk, Inc. is a world leader in 2D and 3D design software for the manufacturing, construction, and media and entertainment markets. Since its introduction of AutoCAD software in 1982, Autodesk has developed the broadest portfolio of state-of-the-art Digital Prototyping solutions to help customers experience their ideas before they are built. Fortune 1000 companies rely on Autodesk for the tools to visualize, simulate and analyze real-world performance early in the design process to save time and money, enhance quality and foster innovation.  For additional information about Autodesk, visit www.autodesk.com.

Autodesk,AutoCAD and AutoCAD LT, are registered trademarks or trademarks of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names, or trademarks belong to their respective holders. Autodesk reserves the right to alter product offerings and specifications at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2009 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Net revenue:
License and other	$231.0	$440.2	$474.6	$872.4

Maintenance	183.9	179.3	366.1	345.9

Total net revenue	414.9	619.5	840.7	1,218.3

Cost of license and other revenue	47.1	57.6	96.6	113.6

Cost of maintenance revenue	3.0	2.1	5.8	4.1

Total cost of revenue	50.1	59.7	102.4	117.7

Gross profit	364.8	559.8	738.3	1,100.6

Operating Expenses:

Marketing and sales	176.4	230.2	360.3	455.7

Research and development	109.8	154.8	231.4	300.4

General and administrative	49.5	56.0	99.5	105.8

Impairment of goodwill	-	-	21.0	-

Restructuring charges	26.4	-	42.9	-

Total operating expenses	362.1	441.0	755.1	861.9

Income (loss) from operations	2.7	118.8	(16.8)	238.7

Interest and other income, net	10.7	6.3	10.7	13.2

Income (loss) before income taxes	13.4	125.1	(6.1)	251.9

Provision for income taxes	(2.9)	(35.3)	(15.6)	(67.5)

Net income (loss)	$10.5	$89.8	$(21.7)	$184.4

Basic net income (loss) per share	$0.05	$0.40	$(0.09)	$0.82

Diluted net income (loss) per share	$0.05	$0.39	$(0.09)	$0.80

Shares used in computing basic
net income (loss) per share	228.9	224.2	228.0	225.2

Shares used in computing diluted
net income (loss) per share	232.3	231.1	228.0	232.1

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	July 31,	January 31,
	2009	2009
	(Unaudited)

ASSETS:

Current assets:
Cash and cash equivalents	$668.5	$917.6
Marketable securities	267.9	63.5
Accounts receivable, net	223.9	316.5
Deferred income taxes	48.3	31.1
Prepaid expenses and other current assets	58.7	59.3
Total current assets	1,267.3	1,388.0

Marketable securities	92.3	7.6
Computer equipment, software, furniture and leasehold improvements, net	118.3	120.6
Purchased technologies, net	96.7	113.3
Goodwill	525.5	542.5
Long term deferred income taxes, net	92.7	125.7
Other assets	118.3	123.0
	$2,311.1	$2,420.7

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$56.7	$62.4
Accrued compensation	88.4	124.3
Accrued income taxes	17.9	16.7
Deferred revenue	424.4	438.8
Borrowings under line of credit	-	52.1
Other accrued liabilities	74.3	105.8
Total current liabilities	661.7	800.1

Deferred revenue	77.5	113.3
Long term income taxes payable	122.5	116.9
Long term deferred income taxes	-	22.7
Other liabilities	64.3	57.0

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock and additional paid-in capital	1,166.6	1,080.4
Accumulated other comprehensive loss	(1.4)	(11.2)
Retained earnings	219.9	241.5
Total stockholders' equity	1,385.1	1,310.7
	$2,311.1	$2,420.7

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	July 31,
	2009	2008
	(Unaudited)

Operating Activities
Net income (loss)	$(21.7)	$184.4
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	55.5	39.1
Stock-based compensation expense	44.4	48.4
Impairment of goodwill	21.0	-
Restructuring related charges, net	42.9	-
Gain on disposition of assets	(2.3)	-
Charge for acquired in-process research and development	-	16.8
Changes in operating assets and liabilities, net of business combinations	(65.3)	111.6
Net cash provided by operating activities	74.5	400.3

Investing Activities
Purchases of marketable securities	(298.2)	(5.6)
Sales of marketable securities	1.4	4.7
Maturities of marketable securities	14.3	-
Capital expenditures	(24.3)	(39.9)
Purchase of equity investment	(10.0)	-
Business combinations, net of cash acquired	-	(263.9)
Net cash used in investing activities	(316.8)	(304.7)

Financing activities
Draws on line of credit	2.2	690.0
Repayments of line of credit	(54.3)	(570.0)
Proceeds from issuance of common stock, net of issuance costs	44.1	50.1
Repurchases of common stock	-	(256.6)
Net cash used in financing activities	(8.0)	(86.5)

Effect of exchange rate changes on cash and cash equivalents	1.2	2.6

Net increase (decrease) in cash and cash equivalents	(249.1)	11.7
Cash and cash equivalents at beginning of fiscal year	917.6	917.9
Cash and cash equivalents at end of period	$668.5	$929.6

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP interest and other income, net and non-GAAP provision for income taxes.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense,  amortization of purchased intangibles, in-process research and development expenses, restructuring charges, goodwill impairment, establishment of a valuation allowance on certain deferred tax assets and related income tax expenses.  See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.  We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue	$47.1	$57.6	$96.6	$113.6
SFAS 123R stock-based compensation expense	(0.7)	(1.1)	(1.3)	(2.1)
Amortization of developed technology	(8.3)	(5.3)	(16.6)	(8.8)
Non-GAAP cost of license and other revenue	$38.1	$51.2	$78.7	$102.7

GAAP gross margin	$364.8	$559.8	$738.3	$1,100.6
SFAS 123R stock-based compensation expense	0.7	1.1	1.3	2.1
Amortization of developed technology	8.3	5.3	16.6	8.8
Non-GAAP gross margin	$373.8	$566.2	$756.2	$1,111.5

GAAP marketing and sales	$176.4	$230.2	$360.3	$455.7
SFAS 123R stock-based compensation expense	(9.5)	(10.0)	(19.0)	(20.5)
Non-GAAP marketing and sales	$166.9	$220.2	$341.3	$435.2

GAAP research and development	$109.8	$154.8	$231.4	$300.4
SFAS 123R stock-based compensation expense	(7.0)	(7.7)	(14.2)	(16.1)
In-process research and development	-	(16.8)	-	(16.8)
Non-GAAP research and development	$102.8	$130.3	$217.2	$267.5

GAAP general and administrative	$49.5	$56.0	$99.5	$105.8
SFAS 123R stock-based compensation expense	(4.0)	(4.4)	(9.9)	(9.7)
Amortization of customer relationships and trademarks	(6.7)	(6.4)	(13.1)	(9.3)
Non-GAAP general and administrative	$38.8	$45.2	$76.5	$86.8

GAAP impairment of goodwill	$-	$-	$21.0	$-
Impairment of goodwill	-	-	(21.0)	-
Non-GAAP impairment of goodwill	$-	$-	$-	$-

GAAP restructuring charges	$26.4	$-	$42.9	$-
Restructuring charges	(26.4)	-	(42.9)	-
Non-GAAP restructuring charges	$-	$-	$-	$-

GAAP operating expenses	$362.1	$441.0	$755.1	$861.9
SFAS 123R stock-based compensation expense	(20.5)	(22.1)	(43.1)	(46.3)
Amortization of customer relationships and trademarks	(6.7)	(6.4)	(13.1)	(9.3)
In-process research and development	-	(16.8)	-	(16.8)
Impairment of goodwill	-	-	(21.0)	-
Restructuring charges	(26.4)	-	(42.9)	-
Non-GAAP operating expenses	$308.5	$395.7	$635.0	$789.5

GAAP income (loss) from operations	$2.7	$118.8	$(16.8)	$238.7
SFAS 123R stock-based compensation expense	21.2	23.2	44.4	48.4
Amortization of developed technology	8.3	5.3	16.6	8.8
Amortization of customer relationships and trademarks	6.7	6.4	13.1	9.3
In-process research and development	-	16.8	-	16.8
Impairment of goodwill	-	-	21.0	-
Restructuring charges	26.4	-	42.9	-
Non-GAAP income from operations	$65.3	$170.5	$121.2	$322.0

GAAP provision for income taxes	$(2.9)	$(35.3)	$(15.6)	$(67.5)
Establishment of valuation allowance on deferred tax assets	-	-	21.0	-
Income tax effect on difference between GAAP and non- GAAP total costs and expenses at a normalized rate	(16.4)	(11.2)	(38.7)	(20.3)
Non-GAAP provision for income tax	$(19.3)	$(46.5)	$(33.3)	$(87.8)

GAAP net income (loss)	$10.5	$89.8	$(21.7)	$184.4
SFAS 123R stock-based compensation expense	21.2	23.2	44.4	48.4
Amortization of developed technology	8.3	5.3	16.6	8.8
Amortization of customer relationships and trademarks	6.7	6.4	13.1	9.3
In-process research and development	-	16.8	-	16.8
Impairment of goodwill	-	-	21.0	-
Restructuring charges	26.4	-	42.9	-
Establishment of valuation allowance on deferred tax assets	-	-	21.0	-
Income tax effect on difference between GAAP and non- GAAP total costs and expenses at a normalized rate	(16.4)	(11.2)	(38.7)	(20.3)
Non-GAAP net income	$56.7	$130.3	$98.6	$247.4

GAAP diluted net income (loss) per share	$0.05	$0.39	$(0.09)	$0.80
SFAS 123R stock-based compensation expense	0.09	0.10	0.19	0.21
Amortization of developed technology	0.03	0.02	0.07	0.03
Amortization of customer relationships and trademarks	0.03	0.03	0.06	0.04
In-process research and development	-	0.07	-	0.07
Impairment of goodwill	-	-	0.09	-
Restructuring charges	0.11	-	0.18	-
Establishment of valuation allowance on deferred tax assets	-	-	0.09	-
Income tax effect on difference between GAAP and non- GAAP total costs and expenses at a normalized rate	(0.07)	(0.05)	(0.17)	(0.09)
Non-GAAP diluted net income per share	$0.24	$0.56	$0.42	$1.06

GAAP diluted shares used in per share calculation	232.3	231.1	228.0	232.1
Impact of SFAS 123R on diluted shares	0.8	0.8	0.5	0.5
Shares included in non-GAAP net income per share, but excluded from GAAP net loss per share as they would have been anti-dilutive	-	-	3.1	-
Non-GAAP diluted shares used in per share calculation	233.1	231.9	231.6	232.6

Other Supplemental Financial Information (1)
Fiscal Year 2010	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2010
Financial Statistics ($ in millions, except per share data):
Total net revenue	$426	$415			$841
License and other revenue	$244	$231			$475
Maintenance revenue	$182	$184			$366

GAAP Gross Margin	88%	88%			88%
Non-GAAP Gross Margin (2)(3)	90%	90%			90%

GAAP Operating Expenses	$393	$362			$755
GAAP Operating Margin	-5%	1%			-2%
GAAP Net Income (Loss)	$(32)	$10			$(22)
GAAP Diluted Net Income (Loss) Per Share	$(0.14)	$0.05			$(0.09)

Non-GAAP Operating Expenses (2)(4)	$327	$308			$635
Non-GAAP Operating Margin (2)(5)	13%	16%			14%
Non-GAAP Net Income (2)(6)	$42	$57			$99
Non-GAAP Diluted Net Income Per Share (2)(7)	$0.18	$0.24			$0.42

Total Cash and Marketable Securities	$966	$1,029			$1,029
Days Sales Outstanding	49	49			49
Capital Expenditures	$14	$11			$24
Cash from Operations	$27	$47			$74
GAAP Depreciation and Amortization	$27	$28			$55

Deferred Maintenance Revenue Balance	$458	$444			$444

Revenue by Geography (in millions):
Americas	$163	$159			$323
Europe	$167	$157			$324
Asia/Pacific	$96	$99			$194

Revenue by Segment (in millions):
Platform Solutions and Emerging Business	$156	$145			$301
Architecture, Engineering and Construction	$128	$125			$253
Manufacturing	$94	$98			$192
Media and Entertainment	$48	$47			$95
Other	$-	$-			$-

Other Revenue Statistics:
% of Total Rev from AutoCAD and AutoCAD LT	33%	32%			32%
% of Total Rev from 3D design products	29%	30%			29%
% of Total Rev from Emerging Economies	14%	15%			15%
Upgrade Revenue (in millions)	$43	$26			$70

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign Currencies Compared to Comparable Prior Year Period (in millions):
FX Impact on Total Net Revenue	$(31)	$(24)			$(55)
FX Impact on Total Operating Expenses	$22	$14			$35
FX Impact on Total Net Income (Loss)	$(9)	$(10)			$(20)

Gross Margin by Segment (in millions):
Platform Solutions and Emerging Business	$146	$136			$282
Architecture, Engineering and Construction	$116	$113			$229
Manufacturing	$86	$89			$175
Media and Entertainment	$34	$36			$70
Unallocated amounts	$(9)	$(9)			$(18)

Common Stock Statistics:
GAAP Shares Outstanding	228,219,000	229,666,000			229,666,000
GAAP Diluted Weighted Average Shares Outstanding	227,080,000	232,286,000			227,990,000
Shares Repurchased	-	-			-

Maintenance Installed Base*	1,719,000	2,299,000			2,299,000

*
The second quarter of fiscal 2010 maintenance installed base includes a one-time adjustment of 581,000 educational seats for users migrated to a standard educational maintenance plan.  These users were not previously captured in our maintenance installed base.

(1) Totals may not agree with the sum of the components due to rounding.
(2) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP interest and other income, net and non-GAAP provision for income taxes.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, amortization of purchased intangibles, goodwill impairment, restructuring charges, establishment of a valuation allowance on certain deferred tax assets and related income tax expenses.  See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.  We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Fiscal Year 2010	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2010

(3) GAAP Gross Margin	88%	88%			88%
Stock-based compensation expense	0%	0%			0%
Amortization of developed technology	2%	2%			2%
Non-GAAP Gross Margin	90%	90%			90%

(4) GAAP Operating Expenses	$393	$362			$755
Stock-based compensation expense	(22)	(21)			(43)
Amortization of customer relationships and trademarks	(6)	(7)			(13)
Restructuring charges	(17)	(26)			(43)
Impairment of goodwill	(21)	-			(21)
Non-GAAP Operating Expenses	$327	$308			$635

(5) GAAP Operating Margin	-5%	1%			-2%
Stock-based compensation expense	5%	5%			5%
Amortization of developed technology	2%	2%			2%
Amortization of customer relationships and trademarks	2%	2%			2%
Restructuring charges	4%	6%			5%
Impairment of goodwill	5%	0%			2%
Non-GAAP Operating Margin	13%	16%			14%

(6) GAAP Net Income (Loss)	$(32)	$10			$(22)
Stock-based compensation expense	23	21			44
Amortization of developed technology	8	8			16
Amortization of customer relationships and trademarks	6	7			13
Impairment of goodwill	21	-			21
Restructuring charges	17	26			43
Establishment of valuation allowance on deferred tax assets	21	-			21
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(22)	(16)			(38)
Non-GAAP Net Income	$42	$56			$98

(7) GAAP Diluted Net Income (Loss) Per Share	$(0.14)	$0.05			$(0.09)
Stock-based compensation expense	0.10	0.09			0.19
Amortization of developed technology	0.04	0.03			0.07
Amortization of customer relationships and trademarks	0.03	0.03			0.06
Impairment of goodwill	0.09	-			0.09
Restructuring charges	0.07	0.11			0.18
Establishment of valuation allowance on deferred tax assets	0.09	-			0.09
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(0.10)	(0.07)			(0.17)
Non-GAAP Diluted Net Income Per Share	$0.18	$0.24			$0.42